                                                                   Exhibit 10.18

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective as of the 10th day of December, 2001, by and between Clarus Corporation, a Delaware corporation (the "Company") and Craig W. Potts, a Georgia resident, ("Employee").

     WHEREAS, the Company desires to employ the Employee, and Employee desires to accept such employment with the Company; and

     WHEREAS, the Company and Employee desire to set forth in writing all of the covenants, terms and conditions of their agreement and understanding as to such employment.

     NOW THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Employment and Duties. The Company hereby employs Employee, and Employee
        ---------------------
hereby accepts employment, as its Vice President of Sales. Employee agrees to serve in such capacity and to faithfully and diligently perform such duties, responsibilities and services that are incidental thereto, as well as such other duties, responsibilities and services as may be prescribed or requested by the Chief Operating Officer of the Company from time to time. Employee shall devote his full time, attention and best efforts to the performance of his duties, responsibilities and services to the Company in a lawful manner and in accordance with all policies of and instructions from the Company.

     2. Term. The term of this Agreement will commence on the date set forth
        ----
above and will terminate one (1) year thereafter, unless said Agreement is terminated at an earlier date as provided herein. The Agreement shall automatically renew for identical and successive one (1) year term(s) unless either party notifies the other of its intention not to renew the Agreement at least 30 days prior to the expiration of the one year term then in effect; provided, however, that all post-termination obligations under Sections 5, 6 and 7 shall survive termination or expiration of this Agreement as provided herein.

     3. Compensation and Employee Benefits.
        ----------------------------------
        (a) Compensation. Employee shall receive an annualized salary (the "Base Salary") of Two Hundred Thousand Dollars ($200,000.00), which shall be paid in accordance with the Company's regular payroll practices and subject to any and all withholdings pursuant to applicable law. For the first two quarters of employment, the company will guarantee bonus payments of $25,000 per quarter to employee.

        Employee is also eligible to receive additional annualized incentive compensation of up to $225,000 per year if the employee meets the targets as determined by the Company's Chief Operating Officer and which shall be attached as Exhibit "A," hereto. The Employee can receive a greater amount of incentive
   -----------
compensation based on exceeding set targets in Exhibit A.
                                               ---------

The Employee's right to receive incentive compensation hereunder will be measured on a quarterly basis and, if earned, will be payable quarterly.

        The company will provide 100,000 stock options at the current fair market value at the start of employment. These options will vest at 25% after the first year and monthly thereafter. Unvested stock options will immediately vest at 50% upon change of control. Company agrees to put in place a stock option incentive plan for 2002 sales results that exceed agreed upon "stretch" revenue targets. This is to be accomplished as part of the 2002 incentive compensation plan.(b) Employee/Fringe Benefits. Employee shall be eligible to participate in all employee benefit programs and fringe benefits (including, but not limited to, medical, dental, vision, life, accidental death and dismemberment, travel, accident and short-term/long-term disability insurance plans or programs, paid time-off, paid holidays, etc.) generally made available to executive employees of the Company, subject to any and all terms, conditions, and eligibility requirements for said programs and benefits, as may from time to time be prescribed by the Company. The Company may alter, modify, add to or delete its employee benefit plans at any time as it determines in its sole discretion.

        (c) Other Business Expenses. The Company shall reimburse Employee for his actual out-of-pocket, business expenses that are incurred by Employee and are reasonable and necessary in relation to and in furtherance of Employee's performance of his duties to the Company. Such reimbursement shall be subject to compliance with the Company's reimbursement policies and the provision of substantiating documents of said expenses as may be reasonably requested by the Company.

        (d) Vacation. Employee shall be entitled to twenty-four (24) days Paid Time Off (PTO) per year (which includes vacation, illness and other personal time away from work) as well as seven (7) days of paid holiday in accordance with the Company's normal policies; provided, that vacation shall be taken at such times as shall not unreasonably interfere with the Employee's responsibilities hereunder. Up to five (5) days of unused PTO may be carried forward from one year into the next.

     4. Termination. This Agreement may be terminated prior to the expiration of
        -----------
the term as follows:

        (a) Death or Disability. The Employee's employment hereunder shall terminate automatically upon Employee's death. In such event, Employee's estate shall be entitled to receive any earned and unpaid Base Salary, prorated through the date of death. If the Employee is prevented from performing his material duties hereunder as a result of physical or mental illness, injury or incapacity for either (i) a period of ninety (90) consecutive days or (ii) more than one hundred-eighty (180) days in the aggregate in any twelve (12) month period, then the Company may terminate the Employee'semployment upon written notice to Employee. While receiving disability income payments under the Company's disability income plan, the Employee shall not be entitled to receive any Base Salary hereunder, but shall continue to participate in the Company's benefit plans, to the extent permitted by such plans, until the termination of his employment.

        (b) For Cause. The Company may terminate the Employee's employment hereunder for Cause at any time upon notice to the Employee setting forth in reasonable detail the nature of such Cause. The Company shall first give Employee written notice of such intent, detailed and specific description of the reasons and basis therefore, and thirty (30) days to remedy or cure the deficiency. In the event that the Company terminates Employee's employment for Cause (or Employee resigns from his employment with the Company), the Company shall not be obligated to pay any salary or other compensation to Employee after the effective date of termination, other than accrued and unpaid Base Salary earned through the date of termination.

        (c) Without Cause. In the event the Company terminates this Agreement without Cause, then Employee shall be entitled to (i) severance pay in the form of continuation of his annualized Base Salary until the earlier of the expiration of the remainder of the one year term then in effect, or a period of six months from the date of such termination, or Employee's earlier commencement of employment with any other entity. Any such severance pay shall be paid in accordance with the Company's regular payroll practices and subject to any and all withholdings pursuant to applicable law, and (ii) a pro rata portion of his incentive bonus, if any, contemplated by Section 3(a) for the quarter in which his employment terminated based upon the number of days in the quarter elapsed prior to such termination. In addition, the Company shall continue to provide, through COBRA or otherwise, medical insurance coverage contemplated by Section 3(c) until the earlier of the expiration of the remainder of the one year term then in effect, or a period of six months following the date of Employee's termination without Cause, or Employee's earlier commencement of employment with any other entity. Payment of the severance benefits set forth herein shall be subject to Employee's continued compliance with the provisions of Section 5 hereof. Notwithstanding anything to the contrary herein, the Company's obligations to under this Section 4(c) shall terminate on the date on which Employee commences new employment. For purposes hereof, the commencement of a full-time position, whether as an employee, consultant or independent contractor shall be deemed to be commencement of "new employment".

        (d) Change of Control. The Employee may terminate his employment hereunder at any time during the three (3) month period beginning three (3) months after a Change of Control has occurred by written notice given to the Company. In the event of such termination:

            (i) The Company shall continue to pay to the Employee his Base Salary as of the date of the Change of Control for a period of six (6) months from the date of termination or such earlier date on which Employee commences new employment.

            (ii) The Company shall pay to the Employee a pro rata portion of his incentive bonus, if any, contemplated by Section 3(a) for the quarter in which his employment terminated based upon the number of days in the quarter elapsed prior to termination.

            (iii) The Company shall continue to provide Employee with the medical insurance coverage contemplated by Section 3(c), through COBRA or otherwise, for a period equal to the earlier of (x) six (6) months from the date of termination or (y) Employee's commencement of employment with any other entity.

     5. Protective Covenants. Employee is, and will become during the course of
        --------------------
employment, intimately familiar with Confidential Information, Trade Secrets, products and services, and other property of the Company. The protection of the Company requires that all such property and information must remain the sole and private property of the Company to be used only for the Company's benefit, not to be disclosed to any other party nor used by Employee against the Company or for the benefit of any other person. Employee shall, upon request of the Company, and without request promptly on termination of employment, deliver all Company Property in Employee's possession or control to the Company. Employee acknowledges and agrees that title to all Company Property is vested in the Company. In addition, Employee warrants, represents, covenants and agrees, during the term of his employment and for the periods described below, as follows:

        (a) Covenant Not to Compete in Certain Ways. By virtue of his position with the Company, Employee shall be given an opportunity to, and shall have an obligation to, participate in strategic planning with respect to competitors of the Company and shall be made privy to the Company's marketing strategy, product development, pricing, timing and other matters specifically designed to address market competition. Employee further acknowledges that the use and/or disclosure by him of such secret information and knowledge would be inevitable in the event Employee were to become engaged by such a competitor in a capacity similar to the capacity in which Employee is employed by the Company. Employee therefore agrees that, for a period of six months following termination of his employment with the Company, he shall not directly or indirectly, within the State of Georgia or within a 100-mile radius of the addresses of the competitors of the Company expressly listed on Exhibit "B" hereto (the "Named Competitors"), become
                            -----------
engaged or employed by any Named Competitor in a capacity substantially identical to the functions and duties Employee performs on behalf of the Company. Employee acknowledges that the Named Competitors designated on Exhibit
                                                                        -------
"B" are the key competitors of the Company as of the date hereof. Employee
---
acknowledges and agrees that there are many other entities with whom Employee can profitably use his skills and abilities, including other competitors of the Company, and that it is entirely proper and reasonable for him to agree not to work for the Named Competitors in the prescribed capacity for the prescribed times and within the prescribed locations. The parties agree that Exhibit "B"
                                                                  -----------
may be updated and amended from time to time by substituting therefor a modified

Exhibit "B" that has been signed by both the Company and Employee, and that the
-----------
Named Competitors shall thereafter refer to the companies listed on such amended Exhibit "B."
-----------

        (b) Covenant Not to Solicit Business from Certain Customers. The Employee acknowledges that during the course of his employment by the Company, Employee shall have a duty to, and shall be given an opportunity to, make contact with and strengthen ties with Customers and potential Customers of the Company. The Employee shall not, for a period of one year after termination of his employment with the Company, directly or indirectly, for himself or any other person or entity, solicit any Customer for the purchase or license by such Customer of any product or service competitive with any of the products and services which are offered by the Company within the one-year period preceding termination of Employee's employment.


        (c) Covenant Not to Solicit Employees. For a period of one year, unless agreed to by the CEO of Clarus, two (2) years (maybe we change this to 1 year and also suggest that Employee may solicit before that time if Company is made aware and agrees) following the date of termination of his employment with the Company, Employee shall not, directly or indirectly, for himself or any other person or entity, employ, solicit or recommend the employment of any employee of the Company for the purpose of causing such employee to take employment with Employee or any other person or entity until such employee or former employee has ceased to be employed by the Company for a period of six (6) months.

        (d) Covenant Not to Disclose Confidential Information or Trade Secrets. Employee shall not disclose to any person whatsoever or use any Trade Secrets or Confidential Information of the Company, other than as necessary in the fulfillment of his duties to the Company in the course of employment. This paragraph shall be effective during the term of this Agreement and for a period of two (2) years after termination of employment with respect to all Confidential Information, and shall remain in effect with respect to all Trade Secrets so long as such information remains a trade secret under applicable law.

     6. Work Product; Inventions.
        ------------------------

        (a) Ownership by the Company. The Company shall own all right, title and interest in and to all work product developed by Employee in Employee's provision of services to the Company, including without limitation, all preliminary designs and drafts, all other works of authorship, all derivative works and patentable and unpatentable inventions and improvements, all copies of such works in whatever medium such copies are fixed or embodied, and all worldwide copyrights, trademarks, patents or other intellectual property rights in and to such works (collectively the "Work Product"). All copyrightable materials of the Work Product shall be deemed a "work made for hire" for the purposes of U.S. Copyright Act, 17 U.S.C. ss. 101 et seq., as amended.

        (b) Assignment and Transfer. In the event any right, title or interest in and to any of the Work Product (including without limitation all worldwide copyrights, trademarks, patents or other intellectual property rights therein) does and shall not vest automatically in and with the Company, Employee agrees to and hereby does irrevocably assign, convey and otherwise transfer to the Company, and the Company's respective successors and assigns, all such right, title and interest in and to the Work Product with no requirement of further consideration from or action by Employee or the Company.

        (c) Registration Rights. The Company shall have the exclusive worldwide right to register, in all cases as "claimant" and when applicable as "author," all copyrights in and to any copyrightable element of the Work Product, and file any and all applicable renewals and extensions of such copyright registrations. The Company shall also have the exclusive worldwide right to file applications for and obtain (i) patents on and for any of the Work Product in

Employee's name and (ii) assignments for the transfer of the ownership of any such patents to the Company.

        (d) Additional Documents. Employee agrees to execute and deliver all documents requested by the Company regarding or related to the ownership and/or other intellectual property rights and registrations specified herein. Employee hereby further irrevocably designates and appoints the Company as Employee's agent and attorney-in-fact to act for and on Employee's behalf and stead to execute, register and file any such assignments, applications, registrations, renewals and extensions and to do all other lawfully permitted acts to further the registration, prosecution and issuance of patents, copyright or similar protections with the same legal force and effect as if executed by Employee.

     7. Employee's Obligations Upon Termination. Upon the termination of
        ---------------------------------------
Employee's employment hereunder for whatever reason, Employee automatically tenders Employee's resignation from any office Employee may hold with the Company, and Employee shall not at any time thereafter represent himself to be connected or to have any connection with the Company or its related entities.

     8. Assignment. Due to the personal service nature of Employee's
        ----------
obligations, Employee may not assign this Agreement. Subject to the restrictions in this Section, this Agreement shall be binding upon and benefit the parties hereto, and their respective heirs, successors or assigns.

     9. Legality and Severability. The parties covenant and agree that the
        -------------------------
provisions contained herein are reasonable and are not known or believed to be in violation of any federal, state, or local law, rule or regulation. In the event a court of competent jurisdiction finds any provision herein (or subpart thereof) to be illegal or unenforceable, the parties agree that the court shall modify said provision(s) (or subpart(s) thereof) to make said provision(s) (or subpart(s) thereof) and this Agreement valid and enforceable. Any illegal or unenforceable provision (or subpart thereof), or any modification by any court, shall not affect the remainder of this Agreement, which shall continue at all times to be valid and enforceable.

     10. Entire Agreement; Modification; Governing Law. This Agreement
         ---------------------------------------------
constitutes the entire understanding between the parties regarding the subject matters addressed herein and supersedes any prior oral or written agreements between the parties. This Agreement can only be modified by a writing signed by both parties, and shall be interpreted in accordance with and governed by the laws of the State of Georgia without regard to the choice of law provisions thereof. Notwithstanding the foregoing, the protective provisions contained in Paragraph 5 hereof shall be governed and enforced in accordance with the laws of the state in which enforcement of such provisions is sought.

     11. Negotiated Agreement. Employee and the Company agree that this
         --------------------
Agreement shall be construed as drafted by both of them, as parties of equivalent bargaining power, and not for or against either of them as drafter.

     12. Review and Voluntariness of Agreement. Employee acknowledges Employee
         -------------------------------------
has had an opportunity to read, review, and consider the provisions of this Agreement, that Employee has in fact read and does understand such provisions, and that Employee has voluntarily entered into this Agreement.

     13. Non-Waiver. The failure of the Company to insist upon or enforce strict
         ----------
performance of any provision of this Agreement or to exercise any rights or remedies thereunder will not be construed as a waiver by the Company to assert or rely upon any such provision, right or remedy in that or any other instance.

     14. No Conflicting Obligations. Employee hereby acknowledges and represents
         --------------------------
that Employee's execution of this Agreement and performance of employment-related obligations and duties for the Company as set forth hereunder will not cause any breach, default or violation of any other employment, non-disclosure, confidentiality, non-competition or other agreement to which Employee may be a party or otherwise bound. Employee hereby agrees that he will not use in the performance of his duties for the Company (or otherwise disclose to the Company) any trade secrets or confidential information of any prior employer or other person or entity if and to the extent that such use or disclosure may cause a breach or violation of any obligation or duty owed to such employer, person, or entity under any agreement or applicable law.

     15. Forum; Enforcement. In the event of litigation arising from this
         ------------------
Agreement, Employee hereby expressly consents to jurisdiction and venue in any State or Federal Court sitting in Fulton County, State of Georgia, and waives any objections to such jurisdiction and venue. Employee further agrees that if Employee were to breach the provisions of Section 5 or 6 hereof, the Company would be irreparably harmed and therefore, in addition to any other remedies available at law, the Company shall be entitled to equitable relief, including without limitation, specific performance and preliminary and permanent injunction, against any breach or threatened breach of said Sections 5 and 6, without having to post bond.

     16. Notices. Any notice or other communications under this Agreement shall
         -------
be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

     If to Employee:       Craig W. Potts
                           1023 Palmetto Dunes Drive
                           Duluth, Georgia 30097

     If to the Company:    Clarus Corporation
                           3970 Johns Creek Court
                           Suwanee, Georgia 30024
                           Attention: President

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date received.

     17. Definitions. As used in this Agreement, the following terms shall have
         -----------
the following meanings:

        (a)  "Cause."

             (i) The Employee's repeated failure to perform (other than by reason of disability), or gross negligence in the performance of, his material duties and responsibilities hereunder and the continuance of such failure or negligence for a period of thirty (30) days after notice to the Employee;

             (ii) Material breach by the Employee of any provision of this Agreement or any other written agreement between the Employee and the Company or any of its affiliates; and

             (iii) Other conduct by the Employee that involves a material violation of law or breach of fiduciary obligation on the part of the Employee or is otherwise materially harmful to the business, interests, reputation or prospects of the Company or any of its affiliates.

        (b) "Change of Control." For the purposes herein, a "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

             (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, forty percent (40%) or more of the outstanding Common Stock of the Company;

             (ii) The date the stockholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Company would be converted into cash, securities or other property of another corporation, other than (X) a merger or consolidation of the Company in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before and (Y) a merger or consolidation of the Company in which holders of Common Stock immediately prior to the merger or consolidation continue to own at least a majority of the combined voting securities of the Company (or the surviving entity) outstanding immediately after such merger or consolidation, or (B) to sell or otherwise dispose of all or substantially all the assets of the Company; or

             (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period unless the nomination for election by the Company's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

     (c) "Company Property." All property, including, without limitation, real, personal, tangible or intangible, including all computer programs, electronic data, educational or instructional materials, inventions, Confidential Information, Trade Secrets, facilities, trade names, logos, patents, copyrights and all tangible materials and supplies (whether originals or duplicates and including, but not in any way limited to, computer diskettes, brochures, materials, sample products, video tape cassettes, film, catalogs, books, records, manuals, sales presentation literature, training materials, calling or business cards, customer records, customer files, customer names, addresses and phone numbers, directives, correspondence, documents, contracts, orders, messages, memoranda, notes, circulars, agreements, bulletins, invoices and receipts), which in any way pertain to the Company's business, whether furnished to Employee by the Company or prepared, compiled or acquired by Employee while employed by the Company, all being the sole property of the Company.

     (d) "Confidential Information." All information or material regarding the Company's business that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, or information which if disclosed without authorization could be detrimental to the business of the Company, including, but not limited to, its business plans, marketing plans, methods of operation, products, software programs, documentation of computer programs, programming procedures, algorithms, formulas, equipment, techniques, existing and contemplated services, inventions, systems, devices (whether or not patentable), financial information and practices, plans, pricing, selling and marketing techniques, proposals or bids for actual or potential customers, names, addresses and phone numbers of the Company's customers, credit information and financial data of the Company and the Company's customers, particular business requirements of the Company's customers, and special methods and processes involved in designing, producing and selling the Company's products and services, all shall be deemed Confidential Information and the Company's exclusive property; provided, however, that Confidential Information shall not include information that has entered the public domain other than through the actions of Employee. Confidential Information shall also include the foregoing types of information with respect to all affiliates of the Company.

     (e) "Customer." Customer means any customer or prospective customer of the Company with whom Employee had Material Contact during the twelve (12) months immediately preceding the termination of the Employee's employment with the Company.

     (f) "Material Contact." Material Contact means interaction between the Employee and the customer or potential customer which takes place in an effort to further the business relationship, and shall be deemed to exist between the Employee and each customer or potential customer of the Company with whom the Employee dealt; whose dealings with the Company were coordinated or supervised by the Employee; or about whom the Employee obtained and used confidential information in the ordinary course of business as a result of such Employee's association with the Company.

     (g) "Trade Secrets." All information, including, but not limited to, technical or non-technical data, formulas, patterns, programs, devices, methods, processes, financial data, product plans or a list of actual or potential customers or suppliers, which derives economic value from not being generally known and which is the subject of reasonable efforts by the Company to maintain its secrecy.

                     [EXECUTION SET FORTH ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals as of the date first above written.

                         THE COMPANY:

                         CLARUS CORPORATION

                         By:      /s/ Sean Feeney
                                 -------------------------------------------
                                 Sean Feeney, Chief Operating Officer



                         EMPLOYEE:

                                  /s/ Craig W. Potts
                                 -------------------------------------------
                                 Craig W. Potts

                                   EXHIBIT "A"

                             INCENTIVE COMPENSATION

                                 Not Completed.

                                   EXHIBIT "B"
                                   -----------

            List of Competitors Pursuant to Section 5 of Agreement

         Name:                                 Address:
         ----                                  -------
1.   Ariba Corporation                 1565 Charleston Road
                                       Mountain View, CA 94043

                                       600 Northpark Town Center
                                       1200 Abernathy Road
                                       Atlanta, GA 30328

                                       and

                                       Jamboree Center
                                       One Plaza Park
                                       Suite 600
                                       Irvine, CA 92614

2.   Commerce One                      CarrAmerica Corporate Center
                                       Buildings #1 & #4
                                       4440 Rosewood Drive
                                       Pleasanton, CA 94588

                                       and

                                       999 Peachtree Street, Suite 140
                                       Atlanta, GA 30309
                                       U.S.A.

3.   Purchase Pro                      3291 North Buffalo Drive
                                       Las Vegas, Nevada 89129

4.   i2 Technologies Inc.              One i2 Place
                                       11701 Luna Rd.
                                       Dallas, Texas 75234



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

                                       and

                                       5575 North Service Rd.
                                       4th Floor
                                       Burlington, Ontario Canada L7L6M1

5.   Vertical Net                      700 Dresher Rd.
                                       Suite 100
                                       Horsham, PA 19044

                                       and

                                       147 Wyndham St. N
                                       Suite 304
                                       Guleph, Ontario Canada N1H HE9

6.   People Soft                       4460 Hacienda Dr.
                                       Pleasanton, California 94588

                                       and

                                       6400 Atlantic Blvd.
                                       Suite 130
                                       Norcross, Georgia 30093

                                       and

                                       3353 Peachtree Rd. NE
                                       Suite 600
                                       Atlanta, Georgia 30326

                                       and

                                       4101 Yonge St.
                                       Suite 600
                                       Toronto, Ontario, Canada M2P 1N6

7.   SAP                               3999 Westchester Pike
                                       Newton Square, PA

                                       and

                                       5555 Glenridge Connector NE
                                       Atlanta, Georgia 30350
                                        and

                                        140 Churchill Dr.
                                        Atlanta, Georgia 30350

                                        and

                                        847 Moreland Ave. SE
                                        Atlanta, Georgia 30316

Printed Name of Employee:

Craig W. Potts

/s/ Craig W. Potts
-----------------------------------------
Signature of Employee

Effective Date:  December 10, 2001


CLARUS CORPORATION

By:  /s/ Sean Feeney
     ------------------------------------
     Sean Feeney, Chief Operating Officer

Effective Date: December 10, 2001



                                       15